EXHIBIT (j)


                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information constituting part of the Post Effective Amendment No. 21 to Registration Statement Form N-1A dated December 29, 2000 of the Lazard Funds, Inc.

Anchin, Block & Anchin LLP


New York, New York
December 29, 2000